Exhibit 10.9.2

SECOND AMENDMENT OF OPERATING AGREEMENT

THIS SECOND AMENDMENT OF OPERATING AGREEMENT (“Second Amendment”), is entered into this 10th day of February, 2010 and is effective January 1, 2010 (the “Effective Date”), by and between Northern Border Pipeline Company, a Texas general partnership (“Partnership”), and TransCanada Northern Border Inc., a Delaware corporation.

RECITALS

WHEREAS, the Partnership and TransCan Northwest Border Ltd. (now known as “TransCanada Northern Border Inc.”) entered into an Operating Agreement dated April 6, 2006, as amended by Amendment No. 1 effective as of April 22, 2008 (the “Operating Agreement”); and

WHEREAS, pursuant to the terms of that Operating Agreement, TransCanada Northern Border Inc. is the Operator of the Line (as defined herein) and has located certain of the departments and operating functions that provide day-to-day operations of the Line in Omaha, Nebraska and Calgary, Alberta; and

WHEREAS, TransCanada Northern Border Inc. desires to relocate certain of the departments and operating functions that provide day-to-day operations of the Line from Omaha, Nebraska and Calgary, Alberta to Houston, Texas (the “Relocation”); and

WHEREAS, the Partnership agrees to such Relocation provided that the Operator agrees to be solely liable for certain costs and expenses more specifically described below resulting from the Relocation and that the Operator agrees, in lieu of the reimbursements of costs and expenses, to accept a fixed fee payment structure from the Partnership for those departments and operating functions subject to the Relocation as more specifically described below; and

WHEREAS, it is the intent of the Parties that all those departments and operating functions subject to the Relocation be covered by the Fixed Fee Arrangement (defined below) in a manner such that the Partnership shall not bear any of the expense associated with the Relocation, but shall not share in any cost savings resulting from the Relocation, if any, during the term of the Fixed Fee Arrangement.

NOW THEREFORE, in consideration of the representation, covenants and premises hereinafter set forth the parties agree as follows:

ARTICLE 1 — DEFINITIONS

The following words and terms shall have the meanings set forth herein:

(a)                      The phrase “Accounting Procedure” means the accounting procedure set forth in Exhibit “A” to the Operating Agreement.

(b)                     The term “Fixed Fee Time Period” means the time period commencing January 1, 2010 and ending December 31, 2011.

(c)                      The term “General Partnership Agreement” shall refer to the First Amended and Restated General Partnership Agreement of Northern Border Pipeline Company dated April 6, 2006.

(d)                     The word “Line” shall mean the interstate gas pipeline and related facilities owned by the Partnership, extending from the United States-Canada border near Port of Morgan, Montana to its terminus near North Hayden, Indiana, and any laterals, extensions, expansions, additions, improvements or replacements thereof.

(e)                      The term “Omaha Building Lease” shall refer to the Office Lease between NDCWD, L.L.C. and Northern Border Pipeline Company dated October 11, 2002, as amended.

(f)                        The term “Operation of the Line” or “Operate the Line” shall refer to the obligations or the performance by Operator of the obligations related to the Line as set forth in the General Partnership Agreement and the Operating Agreement.

ARTICLE 2 — RELOCATION COSTS OF OPERATOR

Operator shall be solely responsible for and shall not be reimbursed by the Partnership for any severance costs, costs related to the relocation of personnel, computer equipment, computer systems and records, or any other costs of any nature resulting from the Relocation.

ARTICLE 3 — FIXED FEE PAYMENT STRUCTURE

3.1                     Notwithstanding anything to the contrary in the Operating Agreement or the General Partnership Agreement (including but not limited to Section 8.4.9 of the General Partnership Agreement), during the Fixed Fee Time Period the Operator shall not be reimbursed in the manner set forth in the Accounting Procedure by the Partnership for costs and expenses incurred by the Operator in connection with the Operation of the Line for the following items:

(a)                                              Rentals pursuant to Section 3.01 of Article III of the Accounting Procedure for the following:

(i)                                     Omaha Building Lease, or

(ii)                                  any other rent, costs, expenses, or allocated depreciation related to facilities for the departments listed in Section 3.1(b) below.

Notwithstanding the foregoing, to the extent Operator is able to sublease all or a portion of the Omaha Building Lease, Operator shall provide the Partnership with a dollar for dollar reduction in the fixed fee commensurate with the amounts received pursuant to such sublease.

(b)                                             Labour Costs pursuant to Section 3.02 and Reimbursable Expenses of Employees pursuant to Section 3.03 of Article III of the Accounting Procedure for the following departments located in Omaha prior to the Relocation:

(i)                                     Management

(ii)                                  Commercial/Customer Service

(iii)                               Regulatory

(iv)                              Customer and Employee Services

(v)                                 Accounting

(vi)                              Regulatory Law/ Corporate Secretary

(vii)                           IS Services

(viii)                        Risk Management

(c)                                              Labour Costs pursuant to Section 3.02 and Reimbursable Expenses of Employees pursuant to Section 3.03 of Article III of the Accounting Procedure for the Gas Control department located in Calgary prior to the Relocation.

(d)                                             Labour Costs pursuant to Section 3.02 and Reimbursable Expenses of Employees pursuant to Section 3.03 of Article III of the Accounting Procedure for the direct distribution of costs and expenses related to the Operation of the Line from the following departments located in

Houston after the Relocation:

(i)                                     Management

(ii)                                  Commercial/Customer Service

(iii)                               Regulatory

(iv)                              Customer and Employee Services

(v)                                 Accounting

(vi)                              Regulatory Law/ Corporate Secretary

(vii)                           IS Services

(viii)                        Risk Management

(ix)                                Gas Control

(e)                                              Rentals pursuant to Section 3.01 of Article III of the Accounting Procedure and allocated depreciation and facility services for the departments listed in Section 3.1(d) above.

(f)                                                All overhead, administrative and general expenses, including salaries and benefits and expenses of personnel pursuant to Section 3.11 of Article III of the Accounting Procedure to the extent such personnel are subject to the Relocation.

3.2                     During the Fixed Fee Time Period the Partnership shall pay an aggregate of twenty-two million six hundred thousand dollars ($22,600,000.00), payable in twenty-three monthly installments in the amount of nine hundred forty-one thousand six hundred sixty-seven dollars ($941,667.00) and one monthly installment in the amount of nine hundred forty-one thousand six hundred fifty-nine dollars ($941,659.00) payable on the 1st of each month commencing January 1, 2010 (the “Fixed Fee Arrangement”).

ARTICLE 4 — MISCELLANEOUS

4.1                     This Second Amendment shall only be amended by an instrument in writing executed by both parties.

4.2                     A waiver by a party at any time of its rights with respect to a default under this Second Amendment, or with respect to any other matter in connection with this Second Amendment, shall not be deemed a waiver with respect to any other or subsequent default or matter.

4.3                     If any provision of this Second Amendment shall be invalid or unenforceable to any extent, the remainder of this Second Amendment shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

4.4                     This Second Amendment is subject to all valid orders, rules and regulations of any governmental body having jurisdiction over the parties hereto, or this Second Amendment.

4.5                     For the purpose of interpreting this Second Amendment, the Recital shall be considered incorporated herein as if set forth in full.

4.6                     This Second Amendment shall be construed and interpreted under the laws of the State of Texas.

4.7                     Should any litigation be commenced between the parties concerning any provision of this Second Amendment or the rights and duties hereunder, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in such proceeding, to a reasonable sum as and for their attorneys’ fees in such litigation, which sum shall be determined in such litigation or in a separate action for such purpose.

4.8                     This Second Amendment may be executed in one or more counterparts, each of which, when delivered, shall be deemed an original, but all of which together constitute one and the same instrument.

4.9                     Except as expressly amended herein, the parties hereby ratify and reaffirm, all of the other terms and conditions of the Operating Agreement.  The Operating Agreement, as amended herein, shall remain in full force and effect.

4.10               In the event there is any conflict between this Second Amendment and the Operating Agreement or the General Partnership Agreement, this Second Amendment shall be deemed controlling.

TRANSCANADA NORTHERN BORDER INC.

By:	/s/ Dean Ferguson

Name:	Dean Ferguson

Title:	President

By:	/s/ Kelly J. Jameson

Name:	Kelly J. Jameson

Title:	Secretary

NORTHERN BORDER PIPELINE COMPANY
By: ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By: ONEOK ILP GP, L.L.C., its General Partner

By:	/s/ Curtis L. Dinan

Name:	Curtis L. Dinan

Title:	EVP, CFO and Treasurer

By: TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP,
General Partner
By: TC PipeLines GP, Inc., its General Partner

By:	/s/ Mark Zimmerman

Name:	Mark Zimmerman

Title:	President

By:	/s/ Donald J. DeGrandis

Name:	Donald J. DeGrandis

Title:	Secretary